UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 14, 2009

CLAYTON WILLIAMS ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-10924	75-2396863
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation)	Number)	Identification No.)

6 Desta Drive, Suite 6500, Midland, Texas		79705-5510
(Address of principal executive offices)		(Zip code)

Registrant’s Telephone Number, including area code:  (432) 682-6324

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.01.              Completion of Acquisition or Disposition of Assets.

On April 15, 2009 (the “Effective Date”), we completed the acquisition from Lariat Services, Inc. (“Lariat”) of the remaining 50% equity interest in our joint venture with Lariat pursuant to the terms of an Assignment and Assumption Agreement (the “Assignment”) entered into between us and Lariat on March 13, 2009.  As a result of the transactions contemplated by the Assignment, we own 100% of the membership interests of Larclay GP, LLC, a Texas limited liability company (“Larclay GP”), and 99% of the limited partner interests of Larclay, L.P., a Texas limited partnership (“Larclay LP”).  Larclay GP is the general partner of Larclay LP, and owns the remaining 1% of Larclay LP.  We refer to Larclay GP and Larclay LP collectively as “Larclay JV.”

Pursuant to the Assignment, Lariat assigned all of its right, title and interest in and to Larclay JV to us effective as of the Effective Date, and we assumed all of the obligations and liabilities of Lariat relating to Larclay JV from and after the Effective Date, including Lariat’s obligations as operator of the Larclay JV drilling rigs.  The assignment from Lariat to us includes all of Lariat’s right, title and interest in the subordinated loans previously advanced by Lariat to Larclay JV.  Pursuant to the Assignment, we and Lariat have also agreed to indemnify each other for certain losses, and to waive certain claims (whether known or unknown) we and Lariat may have against each other arising from Larclay JV.  A copy of the Assignment was filed as Exhibit 10.74 to our Annual Report on Form 10-K for the year ended December 31, 2008, and is incorporated herein by reference.

Historically, we have fully consolidated the accounts of Larclay JV under Financial Accounting Standards Board Interpretation No. 46R “Consolidation of Variable Interest Entities — an Interpretation of ARB No. 51 (as amended).”  As a result of the transactions contemplated by the Assignment, as of the Effective Date, we own a 100% interest in Larclay JV and will continue to fully consolidate the accounts of Larclay JV.

In connection with the consummation of the transactions contemplated by the Assignment, on April 14, 2009, we entered into a Sixth Amendment to Amended and Restated Credit Agreement (the “Sixth Amendment”), which amends our Amended and Restated Credit Agreement (the “Senior Credit Facility”) dated May 21, 2004, among us, Southwest Royalties, Inc. (successor by merger to CWEI-SWR, Inc.), Warrior Gas Co., CWEI Acquisitions, Inc., Romere Pass Acquisition L.L.C., CWEI Romere Pass Acquisition Corp., Blue Heel Company, Tex-Hal Partners, Inc., JPMorgan Chase Bank, N.A. (successor by merger to Bank One, N.A. (Illinois)), as Administrative Agent, and the Lenders named therein.  The Sixth Amendment, among other things, modified certain covenants in the Senior Credit Facility to permit us to acquire the remaining 50% equity interest in Larclay JV from Lariat.  Pursuant to the Sixth Amendment, Larclay JV is excluded from the definition of “Subsidiary” in the Senior Credit Facility and therefore covenants under the Senior Credit Facility applicable to our “Subsidiaries” generally are not applicable to Larclay JV.  The Sixth Amendment also restricts our ability to make advances to or other investments in Larclay JV after the date of the Sixth Amendment.

A copy of the Sixth Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the formation of Larclay JV in 2006, Larclay LP entered into a Term Loan and Security Agreement (the “Larclay Term Loan”) dated April 21, 2006, among Larclay LP, GE Business Financial Services, Inc. (successor to Merrill Lynch Capital), as Administrative Agent, and the Lenders named therein, in order to finance the construction and equipping of the Larclay JV drilling rigs.  The Larclay Term Loan, which matures in June 2011, bears interest at a floating rate based on a LIBOR average, plus 3.25%, and provides for monthly principal and interest payments sufficient to repay the principal balance by 35% in the first year, 25% in each of the next two years, and 15% in the fourth year.  At the Effective Date, the aggregate principal amount outstanding under the Larclay Term Loan was approximately $33.1 million.  The Larclay Term Loan includes covenants prohibiting Larclay LP from taking certain actions, including making cash distributions to us until the outstanding balance on the Larclay Term Loan is repaid.

On February 28, 2007, Larclay LP and the Administrative Agent under the Larclay Term Loan entered into a letter agreement amending the Larclay Term Loan (the “First Amendment”).  Pursuant to the First Amendment, the commitment expiration date under the Larclay Term Loan was extended from February 28, 2007 to March 15, 2007.  On March 15, 2007, we entered into a Second Amendment to the Larclay Term Loan (the “Second Amendment”) among us, as Guarantor, Larclay LP, the Administrative Agent under the Larclay Term Loan and the Lenders named therein.  The Second Amendment, among other things, extended the commitment expiration date under the Larclay Term Loan to May 31, 2007, extended the date on which principal repayments would begin from April 1, 2007 to July 1, 2007, and provided for the release of the $19 million letter of credit that we originally issued as collateral support to Larclay JV in exchange for the $19.5 million limited guaranty described below.  In addition, the Second Amendment required us to issue to the Lenders named in the Larclay Term Loan a $5 million letter of credit as additional collateral under the Larclay Term Loan.  This letter of credit expired undrawn in June 2007.

The Larclay Term Loan is secured by all of the assets of Larclay LP, including the Drilling Contract for Multiple Rigs dated April 21, 2006, between us and Larclay LP.  As discussed above, we previously granted to the Lenders named in the Larclay Term Loan a limited guaranty in the original amount of $19.5 million.  The maximum obligation under the guaranty reduces by 10% on April 1 of each year, beginning April 1, 2008.  At the Effective Date, our maximum obligation under the guaranty was approximately $15.8 million.

The descriptions of the Larclay Term Loan, the First Amendment and the Second Amendment are only a summary of, and are qualified in their entirety by reference to, the Larclay Term Loan, the First Amendment and the Second Amendment.  Copies of the Larclay Term Loan and the First Amendment are filed as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.  A copy of the Second Amendment was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 27, 2007 and is incorporated herein by reference.

Item 2.06.              Material Impairments.

Following completion of the transactions contemplated by the Assignment, on the Effective Date, we and Larclay GP adopted a written plan of disposition (the “Plan of Disposition”) for Larclay JV to sell eight of the 12 drilling rigs and related equipment  (the “Assets”) of Larclay JV.  The Plan of Disposition meets the criteria under Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets (as amended)” (“SFAS 144”) for the Assets to be classified as held for sale.  SFAS 144 requires us to value the Assets at the lower of their carrying value or fair value, less cost to sell, as of the Effective Date.  As a result of SFAS 144, we expect to record a charge for impairment of property and equipment related to the Assets of approximately $32 million during the second quarter of 2009.  The impairment charge is not expected to result in future cash expenditures.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are provided as part of the information filed on this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Sixth Amendment to Amended and Restated Credit Agreement, dated April 14, 2009.

10.2

Term Loan and Security Agreement, dated April 21, 2006, among Larclay, L.P., GE Business Financial Services, Inc. (successor to Merrill Lynch Capital), as Administrative Agent, and the Lenders named therein.

10.3	Letter Agreement regarding Term Loan and Security Agreement, dated February 28, 2007, between Larclay, L.P. and GE Business Financial Services, Inc. (successor to Merrill Lynch Capital).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Date:	April 17, 2009	By:	/s/ L. Paul Latham
L. Paul Latham
Executive Vice President and Chief
Operating Officer

Date:	April 17, 2009	By:	/s/ Mel G. Riggs
Mel G. Riggs
Senior Vice President and Chief
Financial Officer

CLAYTON WILLIAMS ENERGY, INC.

EXHIBIT INDEX

Exhibit Number	Description
10.1	Sixth Amendment to Amended and Restated Credit Agreement, dated April 14, 2009.

10.2

Term Loan and Security Agreement, dated April 21, 2006, among Larclay, L.P., GE Business Financial Services, Inc. (successor to Merrill Lynch Capital), as Administrative Agent, and the Lenders named therein.

10.3	Letter Agreement regarding Term Loan and Security Agreement, dated February 28, 2007, between Larclay, L.P. and GE Business Financial Services, Inc. (successor to Merrill Lynch Capital).